                                                                     Exhibit 4.2


                              AMENDED AND RESTATED
                            SHAREHOLDERS' AGREEMENT
                            -----------------------



                                                              September 23, 1998

                               TABLE OF CONTENTS
                               -----------------


1.   Restrictions on Transfer .................................................   2
          1.1   General Prohibitions ..........................................   2
          1.2   Notice of Transfer ............................................   3
          1.3   Right of First Offer ..........................................   3
          1.4   Certain Permitted Transfers ...................................   4
          1.5   Exchange of Shares ............................................   5

2.   Tag-Along Rights .........................................................   5
          2.1   Right to Sell Proportionate Number of Shares of Securities ....   5
          2.2   Notifications .................................................   6
          2.3   Selling a Proportionate Number of Securities ..................   6
          2.4   Purchase Price ................................................   6
          2.5   Closing of Sale ...............................................   6

3.   Drag-Along Right .........................................................   7
          3.1   Sale of the Company ...........................................   7
          3.2   Sale Notice ...................................................   7
          3.3   Purchase of Drag-Along Amount .................................   7

4.   Directors ................................................................   8
          4.1   Initial Board .................................................   8
          4.2   Voting Agreement ..............................................   8
          4.3   Compensation ..................................................   8
          4.4   Insurance .....................................................   8

5.   Covenants ................................................................   9
          5.1   Affirmative Covenants .........................................   9
          5.2   Negative Covenants ............................................  11

6.   Endorsement on Certificates ..............................................  12

7.   Registration Rights ......................................................  12
          7.1   Certain Definitions ...........................................  12
          7.2   Demand Registrations ..........................................  13
          7.3   Incidental Registrations ......................................  14
          7.4   Expenses of Registration ......................................  16
          7.5   Registration Procedures .......................................  16
          7.6   Indemnification ...............................................  17
          7.7   Other Registration Rights .....................................  19
          7.8   Information by Holders ........................................  19

          7.9   Rule 144 Reporting .............................   19
          7.10  Market Stand-off Agreement .....................   19
          7.11  Transfer Restrictions ..........................   20

8.   Future Financings .........................................   20
          8.1   Right of First Refusal .........................   20
          8.2   Notice .........................................   20
          8.3   Exceptions .....................................   21

9.   Standstill Agreement ......................................   21

10.  Specific Performance ......................................   21

11.  Notices ...................................................   21

12.  Effect of Invalid Provision: Governing Law ................   22

13.  Benefit, Subsequent Shareholders ..........................   22

14.  Spouses ...................................................   22

15.  Counterparts ..............................................   22

16.  Termination ...............................................   22

17.  Amendment .................................................   23

18.  Series D Class Vote .......................................   23

19.  Conflicting Provisions ....................................   23

20.  Severability ..............................................   23

21.  Amendment to 1993 Securities Purchase Agreement ...........   23

22.  Termination of 1993 Shareholder Agreement .................   23

23.  Amendment to Certain Subordinated Note Agreements .........   23

                              AMENDED AND RESTATED
                            SHAREHOLDERS' AGREEMENT
                            -----------------------


          This Amended and Restated Shareholders' Agreement (the "Agreement") is
                                                                  ---------
made as of this 23rd day of September, 1998, by and among CENTENE CORPORATION, a Wisconsin corporation (the "Company"), and those persons or entities whose
                            -------
signatures are affixed on Exhibit A attached hereto (collectively, the "Shareholders," individually, a "Shareholder"). This Agreement amends, restates
 ------------                    -----------
and supersedes the Shareholder Agreement, dated as of July 29, 1993, as amended by an Amendment, dated as of October 1, 1994, and as further amended by a Second Amendment, dated as of October 1997 (the "1993 Shareholder Agreement"). The 1993
                                          --------------------------
Shareholder Agreement is hereby amended, restated and superseded with respect to each party as of the date such party executes this Agreement.


                                    RECITALS
                                    --------

          WHEREAS, the Company and certain Shareholders are parties to the 1993 Shareholder Agreement;

          WHEREAS, whenever the Company issues shares of Capital Stock (as such term is defined below) to a person not previously an owner of the Company's Capital Stock, it requires such person to execute an agreement by which such person assumes and agrees to become bound by the Shareholders' Agreement; and

          WHEREAS, Strategic Investment Partners Ltd. ("SIP'), Greylock Limited
                                                        ---
Partnership ("Greylock") and Cahill, Warnock Strategic Partners Fund, L.P.,
              --------
Strategic Associates, L.P. (Cahill Wamock Strategic Partners Fund, L.P. and Strategic Associates, L.P. are defined as "Cahill") and certain individual
                                           ------
investors (collectively, the "Series D Preferred Stock Holders") are parties to
                              --------------------------------
that certain Securities Purchase Agreement dated the same date hereof (the "Securities Purchase Agreement") pursuant to which the Company issued Series D Preferred Stock, par value $0.1666 to the Series D Preferred Stock Holders;

         WHEREAS, the Company and the Shareholders listed on Schedule A to this Agreement desire to become parties to this Agreement and to amend and restate the terms and conditions of the Shareholder Agreement as set forth herein; and

          WHEREAS, certain of the parties hereto are parties to a Securities Purchase Agreement, dated as of October 1,1993 (the "1993 Securities Purchase
                                                     ------------------------
Agreement") and/or certain Agreements dated as of or about September 7, 1997
---------
(the "Sub Debt Agreements"), and desire to amend certain of the provisions
      -------------------
thereof;

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the receipt and sufficiency of which are acknowledged;

        IT IS HEREBY AGREED AS FOLLOWS:



                                   AGREEMENT
                                   ---------


        1.     Restrictions on Transfer.
               -------------------------

               1.1      General Prohibitions.
                        ---------------------

                        (a) No Shareholder may sell, transfer, assign, pledge (except with the approval of the Board of Directors of the Company) or otherwise dispose of, whether voluntarily or involuntarily (a "Transfer"), any
                                                               --------
interest in any Capital Stock (which is defined as all the capital stock authorized by the Company, including the Series A Common Stock, Series B Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock or any additional series of Preferred Stock) or subordinated notes issued on or about September 7, 1997 ("Subordinated Debt"
                                                             -----------------
and together with Capital Stock, "Securities"), whether now owned or hereafter
                                  ----------
acquired, except after compliance with the provisions of this Section 1. In any
          ------
event, any Shareholder who owns both Capital Stock and Subordinated Debt shall not transfer either without similarly transferring a proportionate amount of the other security (as such proportionate amount shall be reasonably determined in the discretion of the Company's Board of Directors). Notwithstanding the foregoing, the parties aclmowledge and agree that Richard P. Wiederhold has pledged his initial unit purchase of preferred stock and subordinated debt to fund his investment in the Company. To the extent such pledge is enforced, the parties agree that the Company will have a right of first refusal subject to
Section 1.3 of this Agreement.

                        (b) No Securities shall be transferred except on the books of the Company by the respective holders of record thereof or by their legal representatives who shall furnish proper evidence of authority to transfer, or by their attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the Company, subject to the restrictions, if any, set forth in the By-Laws and this Agreement. The holder in whose name Securities stand on the books of the Company shall be deemed by the Company to be owner thereof for all purposes.

                        (c) No Shareholder shall transfer any Securities until such Shareholder has first given written notice to the Company describing briefly the manner of any such proposed transfer and until (i) the Company has received, if requested, from the Shareholders counsel an opinion (reasonably satisfactory in form and substance to the Company's counsel) that such transfer can be made without compliance with the registration provisions of the Securities Act or any applicable state securities laws or (ii) the Company and the Shareholder shall have complied with Rule 144 promulgated by the Commission and applicable state securities laws requirements, or (iii) a registration statement filed by the Company is declared effective by the Securities and Exchange Commission and governing state securities act authorities or steps necessary to perfect exemptions from such registration are completed with respect to the Securities to be so transferred.

         1.2    Notice Of Transfer. Prior to making any Transfer (other than as
                ------------------
permitted pursuant to Section 1.4 hereof), the transferring Shareholder shall give written notice (the "Sale Notice") to the Company and the Company shall
                          -----------
promptly deliver a copy thereof to all Shareholders. The Sale Notice shall disclose in reasonable detail the number and kind of Securities to be Transferred (the "Transfer Securities"), the identity of the proposed transferee
                  -------------------
(if known) and the terms and conditions of the proposed Transfer, and shall offer to sell the Securities to the Company, and/or any person or entity designated by the Company by action of its Board of Directors (collectively referred to in this Section as the "Company") and the Shareholders at the price
                                    -------
and upon the terms set forth in the Sale Notice, and subject to the terms and conditions herein.

         1.3    Right of First Offer.
                --------------------

                (a) For all Transfers, the Company shall have priority on any exercise of the right of first offer or may assign (by action of the Board of Directors) such rights to any other person. The Company may elect to purchase all or any of the Securities proposed to be Transferred upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to the transferring Shareholder within 45 days after the Sale Notice has been given to the Company. Any such election so made within said period shall be binding upon the Company and irrevocable.

                (b) In the case the Company does not exercise its right of first offer in Section 1.3(a) as to all the Transfer Securities proposed to be transferred, the Shareholders other than the transferring Shareholder (the "Other Shareholders") shall have the right to exercise the right of first offer
 ------------------
with respect to the Transfer Securities not purchased by the Company. The Other Shareholders shall have the right to purchase all or a portion of such Transfer Securities; provided, however, that except as provided in the last sentence of
            --------  -------
this Section 1.3(b), such Other Shareholder shall be entitled to purchase only up to that number of Transfer Securities as shall be equal to the aggregate number of Transfer Securities multiplied by a fraction, the numerator of which is the number of shares of Company Common Stock then held by such Other Shareholder (assuming the conversion and exercise by such Other Shareholder of all securities convertible into or exercisable, for Company Common Stock) and the denominator of which is the total number of shares of Company Common Stock so held or so obtainable by all Other Shareholders (assuming the conversion and exercise of all securities convertible into or exercisable for Company Common Stock). A Shareholder may elect to participate in the purchase of such sale contemplated by the transferring Shareholder(s) by delivering written notice to the Company and the transferring Shareholder(s) within 45 days after the giving of the Sale Notice specifying the number of Transfer Securities as to which such Shareholder desires to accept. If a Shareholder does not so notify the Company and the transferring Shareholder on or before the expiration of said 45-day period, such Shareholder shall be deemed to have elected not to purchase any of the Transfer Securities. Following the expiration of the 45 day notice period, the transferring Shareholder and the Company shall calculate the pro rata portion of Transfer Securities which may be purchased by each Shareholder as follows:

              i. there shall first be allocated to each electing Shareholder a number of Transfer Securities equal to the lesser of (A) the number of Transfer Securities as to which such Shareholder accepted the Offer or (B) such Shareholder's pro rata fraction thereof, and

              ii. the balance, if any, not allocated under clause (i) above shall be allocated to those Shareholders who expressed in their election in response to the Sales Notice a desire to purchase more than their pro rata fraction, in each case on a pro rata basis in proportion to the amount of such excess, or in such other manner as the electing Shareholders may agree among themselves.

              (c) If the Company or any Shareholders elect to exercise their rights of first offer as provided in Section 1.3(a) or (b) within the 45-day period provided therein, the transferring Shareholder shall not consummate any Transfer of Transfer Securities other than pursuant to Section 1.3 unless and to the extent prior to the expiration of such 45-day period, the Company, in the case of Section 1.3(a), and the Other Shareholders in the case of Section 1.3(b), shall have relinquished their rights under Section 1.3 hereof and the transferring Shareholder shall have consented thereto. If less than all of the Transfer Securities are Transferred to the Company or Shareholders pursuant to
Section 1.3(a) or (b), the Transferring Shareholder, subject to compliance with the provisions of Section 2.1 hereof, may transfer such Transfer Securities at a price and on terms no more favorable to the transferee(s) thereof than specified in the Sale Notice, during the 180-day period immediately following the Authorization Date (as defined below). Any Securities not transferred within such 180-day period will again be subject to the provisions of this Article 1 upon subsequent transfer. The date of the first to occur of such events (i.e., the (i) expiration of the 45-day period if the Company and other Shareholders do not elect within such periods to exercise rights of first offer or (ii) the relinquishment date, as aforesaid) is referred to herein as the "Authorization
                                                                 -------------
Date."
----

      1.4     Certain Permitted Transfers. Notwithstanding the foregoing
              ---------------------------
provision of this Section 1, the Company and the Shareholders acknowledge and agree that any of the following Transfers shall be deemed to be "Permitted
                                                                 ---------
Transfers" which shall not be subject to Sections 1.3 or 2.1:
---------

              (a)    a Transfer in accordance with the provisions of Section
1.3 or 3 hereof or through a sale in a registered offering in accordance with
Section 7 hereof;

              (b) a Transfer from any Shareholder to any Affiliate, or any of their subsidiaries, partners, limited partners or employees;

              (c) a Transfer upon the death of a Shareholder to his executors, administrators and testamentary trustees;

               (d) a Transfer to the Shareholder's spouse, parents, siblings or issue (whether natural or adopted) or to a trust, the beneficiaries of which, or to a corporation or partnership the stockholders or partners of which, include only the Shareholders and such Shareholder's spouse, parents, sibling or issue; and

               (e)  Transfers between Shareholders or to the Company.

               (f)  "Affiliate" means, with respect to any Person, (i) any
                     ---------
Person in which such Person holds direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person; and (ii) an entity that shares common control, whether direct or indirectly, and common ultimate beneficial ownership.

As a condition to effectuating any Transfer hereunder, the transferee must agree to be bound by this Agreement and all of the terms and conditions hereunder.

          1.5  Exchange of Shares. Any purchaser who acquires shares of
               ------------------
non-voting Capital Stock from a Shareholder in accordance with this Agreement (other than a Purchaser who is an affiliate of such Shareholder) may at any time by written notice to the Company elect to exchange each share so acquired for a share of voting Capital Stock of the same class. Solely for purposes of this
Section 1.5, the term "affiliate" of a Shareholder means (a) the Shareholder is
                       ---------
a legal entity, (i) any purchaser who directly or indirectly controls, is controlled by or is under common control with such Shareholder, (ii) any purchaser who is an officer of, partner in or trustee of, or who serves in a similar capacity with respect to, such Shareholder, or (iii) any purchaser who directly or indirectly is the beneficial owner of 10% or more or any securities of such Shareholder; or (b) if the Shareholder is an individual, any corporation, partnership or other entity of which the Shareholder serves as an officer, director, managing partner or similar capacity or any family member of such Shareholder. Control means the ownership of or right to vote more than fifty percent (50%) of the voting stock of an entity or the legal or contractual right to elect a majority of an entity's Board of Directors or other supervisory body.

     2.   Tag-Along Rights.
          ----------------

          2.1  Right to Sell Proportionate Number of Shares of Securities. The
               ----------------------------------------------------------
Shareholders agree that if any Shareholder of an Applicable Securities Class (as defined below) (a "Seller") shall receive and determine to accept any bona fide
                   ------                                             ---- ----
written offer (a "Notice of Offer") from a Buyer (as defined below) to purchase
                  ---------------
or otherwise acquire for value, in one transaction or a series of related transactions, Securities of such Applicable Securities Class (the "Offer
                                                                   -----
Securities") beneficially owned by him and representing 10% or more of all
----------
Securities of such Applicable Securities Class beneficially owned by him, each of the other Shareholders owning Securities of the same Applicable Securities Class shall have the right to participate in such transaction in the manner set forth in this

Agreement. The term "Buyer," as used herein, means a person or entity, other
                     -----
than the Company, a Shareholder or their Permitted Transferees, that has offered to purchase or otherwise acquire for value Securities (other than in connection with a registered public offering).

          2.2  Notifications. The Seller shall deliver a copy of the Notice of
               -------------
Offer to the Company, and the Company shall deliver a copy thereof to all Shareholders. The delivery of such Notice of Offer shall be effected not less than 30 days prior to the closing of such proposed sale or other acquisition. Upon receipt of a Notice of Offer, each of the Shareholders shall have 15 days to deliver a written notice of its election to participate in such sale or other acquisition and of the number of shares of Capital Stock and principal amount of Subordinated Debt to be included in such sale or other acquisition, subject to and effective upon the closing of such sale or other acquisition. If such written notice of election is not received from the other parties within the 15-day period specified above, then the Seller shall have the right to sell or otherwise transfer the aforesaid Securities specified in the Notice of Offer to the Buyer without any participation by such other parties, but only (a) on the terms and conditions stated in the Notice of Offer and (b) if the sale or other transfer is consummated not later than 30 days after the end of the aforesaid 15-day period.

          2.3  Selling a Proportionate Number of Securities. In the event the
               --------------------------------------------
number of shares (or principal amount of Subordinated Debt) for which a party elects to sell pursuant to a Notice of Offer exceeds the number of shares (or principal amount of Subordinated Debt) which the Buyer is willing to purchase, the number of shares (or principal amount of Subordinated Debt) to be sold or transferred to the Buyer by each transferor shall be reduced so that each transferor is entitled to sell or transfer the same percentage of its shares (or principal amount of Subordinated Debt) as each other transferor.

          2.4  Purchase Price. The purchase price and the terms and conditions
               --------------
of the purchase or other acquisition for each transferor shall be the same as the purchase price and terms and conditions set forth in such Notice of Offer.

          2.5  Closing of Sale. Each party in respect of a Notice of Offer shall
               ---------------
deliver to the Buyer in respect of such Notice of Offer, against payment of the total purchase price, on the closing date specified in such Notice of Offer, a certificate or certificates representing the number of such shares (or principal amount of Subordinated Debt) which he or it has elected to sell pursuant to this Agreement, together with appropriate instruments of transfer duly endorsed in blank.

          2.6  Applicable Securities Class. For purpose of the Article 2,
               ---------------------------
holders of the following Securities shall be deemed to be holders of the same "Applicable Securities Class": (i) Holders of Company Common Stock (regardless of its series) including any series of Preferred Stock which may be converted into such Common Stock; (ii) Holders of Series A, B or C Preferred Stock, (iii) Holders of Series D Preferred Stock; (iv) Holders of any subsequent Series of Preferred Stock; or (v) Holders of Subordinated Debt.

     3.   Drag-Along Right.
          ----------------

          3.1  Sale of the Company. In the event any two or more of SIP,
               -------------------
Greylock or Cahill (the "Initiating Seller") propose a Transfer of their Capital Stock (other than pursuant to Section 1.4) in such amount as shall constitute 50% or more of the Capital Stock (calculated on a fully diluted, as converted basis) of the Company in one or more related transactions, including without limitation, a merger or consolidation (a "Sale of the Company") to a bona fide
                                          -------------------
third party purchaser which is not a Permitted Transferee of the Initiating Seller (the "Proposed Transferee") on an arm's length basis, the Initiating
             -------------------
Seller shall have the right (the "Drag-Along Right") to require all (but not
                                  ----------------
less than all) the other Shareholders (each a "Drag-Along Seller" and
                                               -----------------
collectively the "Drag-Along Sellers") to sell, and each Drag-Along Seller
                  ------------------
hereby agrees to sell, to the Proposed Transferee that number of shares (but not less than such number of shares) which is equal to the product of (x) the number of shares of Capital Stock (calculated on a fully diluted as converted basis) owned by such Drag-Along Seller and (y) a fraction (A) the numerator of which is the number of shares of Capital Stock (calculated on a fully diluted as converted basis) proposed to be sold by the Initiating Seller and (B) the denominator of which is the number of shares of Capital Stock (calculated on a fully diluted, as converted, basis) owned by the Initiating Seller (such amount for the Drag-Along Sellers in the aggregate being herein referred to as the "Drag-Along Amount").
 -----------------

          3.2  Sale Notice. The Initiating Seller shall notify the Company, and
               -----------
the Company shall promptly notify the Drag-Along Sellers in writing of such proposed Transfer (the "Sale Notice"). The Sale Notice shall set forth (a) the
                        -----------
name and address of the Proposed Transferee and (b) a copy of the written proposal pursuant to which the Sale of the Company will be effected containing all of the material terms and conditions thereof, including (i) the number of shares of Capital Stock (calculated on a fully diluted, as converted, basis) proposed to be transferred by the initiating Seller, (ii) the Drag-Along Amount,
(iii) the price per share of Capital Stock (per series) to be paid, (iv) the terms and conditions of payment offered by the Proposed Transferee and, in the case of consideration in whole or in part other than cash, the fair market value thereof as determined in good faith by the Board, which determination shall be evidenced by a Board resolution filed with the minutes of the Company, (v) whether the Initiating Seller has determined to exercise the Drag-Along Right,
(vi) in the event the Initiating Seller has determined to exercise the Drag-Along Right, that the Proposed Transferee has been informed of the Drag-Along Right provided for in this Article 3 and has agreed to purchase the Drag-Along Amount in accordance with the terms hereof and to be bound by such terms subsequent to such purchase to the same extent as the Drag-Along Seller immediately prior to that sale and (vii) the date and location of and procedures for selling shares of Capital Stock to the Proposed Transferee.

          3.3  Purchase of Drag-Along Amount. The shares purchased from each
               -----------------------------
Drag-Along Seller by the Proposed Transferee pursuant to this Article 3 or
Article 1 shall be paid for at the same price per share (per series) and upon the same terms and conditions as the Shares to be sold by the initiating Seller.

     4.   Directors.
          ---------

          4.1  Initial Board. The initial Board shall consist of Howard Cox,
               -------------
Michael Neidorff, S.E. Bradt, Claire Johnson, Robert K. Ditmore, Richard Wiederhold, Edward L. Cahill and Walter Burlock, Jr. (collectively the "Individual Investor Directors".
 -----------------------------

          4.2  Voting Agreement. At each election of directors, each Shareholder
               ----------------
shall vote all of the shares of Capital Stock held by such Shareholder to cause the authorized number of members of the Board of Directors of the Company to be at least eight (8) and the following persons to be elected to the Board of
Directors:

               (a)  The chief executive officer of the Company;

               (b) One (1) person designated by Greylock Limited Partnership ("Greylock");
  --------

               (c) So long as at least 25% of the Series D Preferred Stock issued on the date hereof remains outstanding, two (2) persons designated by the holders of the Series D Preferred Stock, one of whom shall be Edward L. Cahill and the second designee shall be an individual who is acceptable to the Company's President and Chief Executive Officer (the "Preferred Stock
                                                      ---------------
Directors"); and
---------

               (d) The party or parties electing a director under (b) or (c) above, shall have the power to remove and replace such director.

          Notwithstanding any of the above, this paragraph 4.1 shall terminate and thereafter be of no force and effect upon the effectiveness of a registration statement on Form S-1, Form S-2 or Form S-3 of shares of capital stock of the Company.

          4.3  Compensation. Each non-employee Director shall be reimbursed by
               ------------
the Company for all direct out-of-pocket expenses reasonably incurred in connection with his services as a director and shall receive from the Company an annual fee of $20,000 or such level of compensation as may be adjusted by the Board of Directors from time to time. Such director's fee shall be paid in cash or securities as determined by the Board of Directors.

          4.4  Insurance. The Company agrees to obtain and maintain insurance,
               ---------
in an amount determined by the Board of Directors, to indemnify each Director against any liability incurred by him arising as a result of his acting as a director of the Company.

     5.   Covenants.
          ---------

          5.1  Affirmative Covenants. The Company, and the Shareholders in the
               ---------------------
case of Section 5.1(c), hereby covenant and agree as follows:

               (a)  Information Rights. The Company will furnish the following
                    ------------------
information to each person who holds 500,000 or more shares of Capital Stock and is not a member of the Board of Directors

               i.   Annual Financial Statements. As soon as practicable, but in
                    ---------------------------
                    any event within 90 days after the end of each fiscal year of the Company, a statement of earnings for such fiscal year, a balance sheet of the Company as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and audited and certified by an independent public accounting firm of nationally recognized standing selected by the Company and reasonably acceptable to the Shareholders.

               ii.  Audit Reports. As soon as available, copies of all other
                    -------------
                    financial reports submitted to the Company or any of its Subsidiaries by independent public accountants, relating to any annual or interim audit of the books of the Company.

               iii. Quarterly Financial Statements. Within 45 days after the end
                    ------------------------------
                    of each quarter, an unaudited statement of earnings, balance sheet and statement of cash flow for or as of the end of such quarter in reasonable detail. All such reports shall be prepared from the books and records of the Company in accordance with generally accepted accounting principles consistently applied.

               iv.  Summary Operating Plan. Promptly after management presents
                    ----------------------
                    an operating plan to the Board of Directors, a summary operating plan of the Company for such fiscal year, with quarterly breakdowns (the "Operating Plan") and within 10
                                               --------------
                    days of any revision thereof, a copy of such revision.

               v.   Regulatory Filings. Within 10 days after filing, copies of
                    ------------------
                    all reports filed by the Company pursuant to Section 13 or
                    Section 15(d) of the Securities Exchange Act of 1934 shall be furnished and, promptly upon request by any Shareholder, the Company shall furnish to such

                    Shareholder copies of press releases and other documents that the Company shall have released to the press during the preceding 90 days.

               vi.  Other Information. Promptly following a request therefor,
                    -----------------
                    the Company agrees to deliver (i) all management letters of accountants; (ii) notification of defaults under material agreements; (iii) notification of material litigation; (iv) all federal and state tax and material regulatory filings, and (v) such other information relating to the financial condition, business, prospects or corporate affairs of the Company, including without limitation a current statement of the nature of the business of the Company and the products and services it offers.

               (b)  Inspection. The Company shall permit each Shareholder, at
                    ----------
such Shareholder's expense, to visit and inspect the Company's properties, to examine its books of account and records, including the Company's monthly financial statements and Operating Plan (which shall be available for inspection promptly after preparation of such materials), and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Shareholder upon reasonable notice to the Company.

               (c) Confidentiality of Information. Each Shareholder (whether or
                   ------------------------------
not a holder of 500,000 shares of Capital Stock) agrees to maintain the confidentiality of any information obtained by such Shareholder pursuant to Sections 5.1(a) or 5.1(b) hereof, or otherwise, which may be proprietary to the Company or otherwise confidential and which has not been made available by the Company to the public or to any other third party on a non-confidential basis. Each Shareholder further agrees to use such proprietary and confidential information only to benefit the Company or to monitor such Shareholder's investment in the Company and to make no disclosure thereof to a transferee or prospective transferee without the Company's prior written consent (which may be conditioned upon receipt of a similar undertaking by the transferee or prospective transferee but otherwise shall not be unreasonably withheld).

               (d) Certain Transactions. The Company agrees that it will not
                   --------------------
enter into any transaction or agreement (other than normal compensation arrangements, which are subject to Section 5.1(e) hereof) including without limitation any lease or other rental or purchase agreement (as used for purposes of this Section 5.1(d), "Contract"), with any "person or entity associated with
                         --------              --------------------------------
the Company," or with respect to which any such person or entity has or is to
-----------
have a direct or indirect material interest, unless such Contract has been approved by not less than a majority of the number of directors constituting the whole Board (excluding any such person associated with the Company, if a director) or unless such contract was in effect on the date hereof or unless such Contract is non-material and in the ordinary course of business. For purposes hereof, a Contract shall be deemed to be non-material if it and all other Contracts (excluding, for this purpose, compensation under employment contracts and other compensation arrangements) between the Company and the person or entity in question do not involve payment by or to the Company during any fiscal year of more than $5,000.

               (e) Management Compensation. Compensation (including salary,
                   -----------------------
bonuses, fringe benefits and stock awards) paid by the Company to its officers shall be established by a compensation committee of the Board of Directors, a majority of the members of which shall be directors who are not employed by the Company in any capacity and which shall initially include at least one member of the Board of Directors specified in sections 4.2(b) or (c).

               (f) FIRPTA. The Company shall promptly inform the Shareholders if
                   ------
there is any change in the representation in the Securities Purchase Agreement to the effect that the Company is not a United States Real Property Holding Corporation within the meaning of Section 897(c)(2) of the Code.

               (g) Reincorporation. The Company shall reincorporate in the State
                   ---------------
of Delaware within three months following the date of this Agreement, unless otherwise determined by the Board of Directors.

          5.2  Negative Covenants. The Company shall not, without the prior
               ------------------
written consent or approval of (i) so long as any shares of Series D Preferred Stock are outstanding, any two or more of Greylock, Cahill and SIP and (ii) with respect solely to (a) and (b), at least 60% of the holders of all other Preferred Stock:

               (a) engage in any business other than the managed health care business and any business incidental thereto;

               (b) purchase, redeem or otherwise acquire any shares of capital stock of the Company, other than upon the exercise, approved by the Board (excluding the seller, if a director) or as required by law, of repurchase rights with respect to shares owned by any employee, director, or consultant of the Company;

               (c) increase the size of the Board of Directors of the Company;

               (d) merge or consolidate with any other entity (except if the sole purpose and effect of such merger is to change the Company's State of incorporation) or sell all or substantially all of its assets;

               (e) issue or guarantee senior debt with the exception of debt issued by a commercial lender;

               (f) liquidate or dissolve;

               (g) enter into any agreement or arrangement of any kind that would restrict the Company's ability to perform its obligations under this Agreement or the Securities Purchase Agreement; or

               (h) issue a press release which mentions the name of a Series D Preferred Stock Holder without the prior approval of such Holder; provided,
                                                                  --------
however, that if a Series D Preferred Stock Holder does not respond within three
-------
(3) days of receipt of the draft press release, then the Series D Preferred Stock Holder shall be deemed to approve such press release.

     6.   Endorsement on Certificates. Certificates representing Securities now
          ---------------------------
or hereafter outstanding and owned by the Shareholders shall be stamped with the following legend:

          "This security has not been registered under the Securities Act of 1933, as amended (the "Act") or any state securities laws, and has been acquired for investment and not with a view to, or for sale in connection with, any distribution thereof within the meaning of the Act. This security is subject to transfer restrictions contained in a certain Subordination Agreement [as applicable for Subordinated Debt] and a certain Amended and Restated Shareholders' Agreement, and no transfer of the security shall be made unless the conditions specified in said [Agreements] have been fulfilled. Copies of said [Agreements] are on file and available for inspection at the principal offices of the Company."

     7.   Registration Rights.
          -------------------

          7.1  Certain Definitions. As used in this Section 7.1, the following
               -------------------
terms shall have the following respective meanings:

          "Commission" shall mean the Securities and Exchange Commission or any
           ----------
other federal agency at the time administering the Securities Act.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended, or any similar federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

          "Holders" shall mean any Shareholder so long as such Shareholder holds
           -------
at least 3% of the outstanding Capital Stock; provided, however, any original
                                              --------  -------
signatory to this Agreement shall be deemed a Holder for a period of two years after the Company's initial public offering (whether or not such signatory holds 3% or more of the outstanding Capital Stock).

          "Registrable Securities" shall mean (i) the shares of Class A Common
           ----------------------
Stock issued and outstanding, including for this purpose any series of Preferred Stock which may be converted into Class A Common Stock and (ii) any securities issued as a dividend or other distribution with respect to, or in exchange or in replacement of, the securities referred to in the above subsection (i).

          "Registration Expenses" shall mean all expenses (except for "Selling
           ---------------------                                       -------
Expenses" as defined below) incurred by the Company in complying with Section
--------
7.2 or 7.3 of this Agreement, including, without limitation, all registration and filing fees, printing expenses, reasonable fees and disbursements of counsel for the Company and, reasonable fees (not exceeding $30,000 unless changed by the Board of Directors) and disbursements of one counsel for the selling Shareholders in each of the two (2) registrations referred to in Section 7.2 and in the first incidental registration referred to in Section 7.3.

          The terms "register", "registered" and "registration" shall refer to a
                     --------    ----------       ------------
registration to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement.

          "Registration Statement" shall mean a registration statement on Form
           ----------------------
S-1, Form S-2 or Form S-3 filed by the Company with the Commission for a public offering and sale of securities of the Company.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or
           --------------
any similar federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

          "Selling Expenses" shall mean all underwriting discounts and selling
           ----------------
commissions applicable to the sale of Registrable Securities pursuant to Section
7.2 or 7.3 and all fees and disbursements of counsel for the selling Shareholders not included in Registration Expenses.

          7.2  Demand Registrations.
               --------------------

               (a) If, at any time on or after September 23, 200l and following an initial public offering, the Company shall be requested in writing by the Holders of not less than 50% of the Registrable Securities (treating for this purpose all other securities of the company then held by Holders as having been converted into Registrable Securities on a common equivalent basis) to effect the registration under the Securities Act of outstanding shares of Registrable Securities, the Company shall promptly give written notice of such proposed registration to all Holders. Such Holders shall have the right, by giving written notice to the Company within 30 days from receipt of the Company's notice, to elect to have included in such registration such of their Registrable Securities as such Holders may request in such notice of election. Thereupon, the Company shall, as expeditiously as practicable, use its best efforts to effect the registration, on a form of general use under the Securities Act, of all shares of Registrable Securities which the Company has been requested to register. The Company shall not be obligated to cause to become effective more than two registration statements pursuant to which Registrable Securities are sold under this Section 7.2(a); provided, however, that if the Holders desiring
                                --------  -------
to participate in such registration are unable to sell at least 75% of the Registrable Securities they desire to sell, then such Holders shall be entitled to one additional demand registration pursuant to this subsection 7.2(a).

               Notwithstanding the foregoing, if the Company shall furnish to the Holders of Registrable Securities requesting registration pursuant to this
Section 7.2(a) a certificate signed by the President of the Company stating that the Board of Directors of the Company has made the good faith judgment that it would be seriously detrimental to the Company and its Shareholders for such registration statement to be filed in the near future, then the Company's obligation to use its best efforts to file and cause to become effective such registration statement may be deferred for a period which shall not exceed 180 days. This right may not be exercised by the Company on more than one occasion for each registration pursuant to this Section 7.2(a).

               (b) The Company may include in a registration requested under this Section 7.2(a) any authorized but unissued shares of Capital Stock for sale by the Company; provided, however, that such shares shall not be included to the
                --------  -------
extent that the underwriter of the shares so proposed to be registered (if the offering is underwritten) or, if the offering is not underwritten, the holders of a majority of the shares of Registrable Securities included therein determine in good faith that the inclusion of such shares will interfere with the successful marketing of the shares of Registrable Securities to be included therein. If the offering to which a registration statement under this Section 7.2(a) relates is an underwritten offering, and if, after all shares of Capital Stock proposed to be offered by the Company have been excluded from such registration, a greater number of shares of Registrable Securities is offered for participation in such underwriting than in the opinion of the managing underwriter can be accommodated without adversely affecting the underwriting, the amount of Registrable Securities proposed to be offered in the underwriting shall be reduced, pro-rata (based upon the amount of Registrable Securities owned) among all Holders participating in such registration, to a number deemed satisfactory by the managing underwriter; provided, however, that for purposes
                                          --------  -------
of making any such reduction, any Holders' family group, partners or affiliates shall be deemed to be a single "holder" of Registrable Securities, and any
                                ------
pro-rata reduction with respect to such "holder" shall be based upon the aggregate amount of shares of Registrable Securities owned by all entities and individuals included in such "holder," as defined in this provision; and further
                              ------                                     -------
provided that the Series D Preferred Stock Holders along with the Holders shall
--------
have priority rights to registration over any and all other persons.

          7.3  Incidental Registrations.
               ------------------------

               (a) If at any time or from time to time the Company shall determine to register any of its Capital Stock for its own account (other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction or any Rule adopted by the Commission in substitution therefor or in amendment thereto, or a registration on any registration form which does not include substantially the same information as would be required to be included in a Registration Statement covering the sale of Registrable Securities), the Company shall:

               i. promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such Registrable Securities under the applicable Blue Sky or other state securities laws); and

               ii. include in such registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all of the Registrable Securities specified in a written request or requests received by the Company within twenty (20) days after the giving of such written notice by the Company, by any Holder, subject to the limitations set forth in Section 7.3(b).

               (b) If the registration of which the Company gives notice is for a registered public offering involving an underwritten public offering, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 7.3(a). In such event, the right of any Holder to register Registrable Securities pursuant to this Section 7.3 shall be conditioned upon such Holders' participation in such underwritten public offering and the inclusion of such Holders' Registrable Securities in the underwritten public offering to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwritten public offering shall (together with the Company and the other Holders distributing their securities through such underwritten public offering) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwritten public offering by the Company. Notwithstanding any other provision of this Section 7.3, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, all shares to be sold by the Company shall be included in such offering before any Registrable Securities are so included, and further, the underwriter otherwise may limit the number of Registrable Securities to be included in the registration and underwritten public offering. The Company shall so advise all Holders (except those Holders who have not elected to distribute any of their Registrable Securities through such underwritten public offering), and the number of shares of Registrable Securities that may be included in the registration and underwritten public offering shall be allocated among such Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities owned by such Holders at the time of filing the Registration Statement, except that the shares to be registered by the Series D Preferred
           ------
Stock Holders along with the Holders shall have priority over all other shares to be registered. No Registrable Securities excluded from the underwritten public offering by reason of the underwriter's marketing limitation shall be included in such registration. If any Holder disapproves of the terms of any such underwritten public offering, such person may elect to withdraw therefrom by written notice to the Company and the underwriter, which notice, to be effective, must be received by the Company at least two (2) business days before the anticipated effective date of the Registration Statement. The Registrable Securities so withdrawn from such underwritten public offering shall also be withdrawn from such registration; provided, however, that if by the withdrawal
                                  --------  -------
of such Registrable Securities a greater number of Registrable Securities held by other selling Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters then the Company shall include in such registration in place of such withdrawn Registrable Securities such additional Registrable Securities held by other selling Holders whose Registrable Securities were excluded pursuant to limitation by the underwriter pursuant to this Section 7.3 in the same proportion as such Registrable Securities were excluded pursuant to such underwriter limitation (with no more Registrable Securities being so included than were withdrawn). In the event that the contemplated sale does not involve an underwritten public offering, a determination that the inclusion of the Registrable Securities adversely affects the marketing of the shares shall be made by the Board of Directors of the Company in its good faith discretion.

               (c) The Company may at any time withdraw or abandon any Registration Statement which triggers the provisions of this Section 7.3 without any liability to the Holders; provided, however, that the Company shall (A)
                              --------  -------
provide prompt notice of its withdrawal or abandonment to each Holder; and (B) pay all reasonable expenses not to exceed $10,000 (unless changed by the Board of Directors).

          7.4  Expenses of Registration.  All Registration Expenses incurred in
               ------------------------
connection with any registration pursuant to Section 7.2 and Section 7.3 shall be borne by the Company. All Selling Expenses incurred in connection with any such registration shall be borne by the selling Holders on a pro rata basis. If, notwithstanding this Agreement, applicable authorities in any state wherein Registrable Securities are to be sold require an allocation of Registration Expenses, each Holders agrees to pay its apportioned share thereof.

          7.5  Registration Procedures. In the case of each registration
               -----------------------
effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. Before filing any registration statement, the Company must provide to each of the Series D Preferred Stock Holders a copy of the "Plan
                                                                            ----
of Distribution" section of such registration statement. At its expense the
---------------
Company will:

               (a) Keep such registration effective for a period of 120 days or until the selling Holders have completed the distribution described in the Registration Statement relating thereto, whichever first occurs; and

               (b) Furnish such number of prospectus and other documents incident thereto as a selling Holders may from time to time reasonably request.

               (c) Notify the Holders at any time when a Prospectus relating to the Shares is required to be delivered under the Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and prepare and furnish to the Holders one copy of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

               (d) Make available for inspection by the Holders, and any one attorney, accountant or other agent retained by the Holders of Registered Shares, as a group, (the "Inspector"), all financial and other records,
                          ---------
pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their
 -------
due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement; provided that records which the Company determines, in good faith, to be confidential and which it notifies the Inspector are confidential shall not be disclosed by the Inspector unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Registration Statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; provided, further, the Holders agree that they will, upon leaning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential.

          7.6  Indemnification.
               ---------------

               (a) The Company will indemnify each Holder, each of the officers, directors and partners of such Holder, and each person controlling such Holder, if Registrable Securities held by such Holder are included in the securities with respect to which registration has been effected pursuant to this Agreement, and each underwriter of such Registrable Securities, if any, and each person who controls such underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (A) any untrue statement (or alleged untrue statement) or a material fact contained in any prospectus, offering circular or other similar document (including any related Registration Statement, notification or the like) incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or (B) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action or inaction required of the Company in connection with any such registration and will reimburse such Holder, each of the officers, directors and partners of such Holder, and each person controlling such Holder, such under-writer and each person who controls such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided that the Company will not be liable to a Holder or underwriter in any such case to the extent that such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission made in reliance upon and in conformance with written information furnished to the Company by or on behalf of such Holder or underwriter and which was furnished specifically for the purpose of being used therein.

               (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such registration, qualification or compliance, each person who controls the Company or such underwriter within the meaning of the Securities Act, and each other Holder, each of the officers, directors and partners of each such other Holder and each person controlling such other Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement of a material fact contained in any such Registration Statement, prospectus, offering circular or other similar document, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and will reimburse the Company, such other Hoiders, such directors, officers, partners, persons, undeiwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder and which was furnished specifically for the purpose of being used therein; provided, however, that the liability of such Holder under this Section
         --------  -------
4(f) shall be limited to an amount equal to the proceeds to such Holder of Registrable Securities sold as contemplated herein.

          (c) Each party entitled to indemnification under this Section 7.6 (the "Indemnified Party") shall give notice to the party required to provide
 -----------------
indemnification (the "Indemnifying Party") promptly after such Indemnified Party
                      ------------------
has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party, at such party's expense, to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for
                                                      --------
the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the indemnified Party may participate in such defense at such party's expense (except for the payment of fees, costs and expenses provided for below); provided further that the failure of any
                              -------- -------
Indemnified Party to give as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Notwithstanding the election of the Indemnifying Party to assume the defense of any such claim or litigation, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such claim or litigation, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if (A) the use of the counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest; (B) the defendants in, or targets of, any such claim or litigation include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it or to other Indemnified Parties which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party); (C) in the exercise of the Indemnified Party's reasonable judgment, the Indemnifying Party shall not have employed satisfactory counsel to represent the Indemnified Party within a reasonable time after notice of the institution of such claim or litigation; or (D) the Indemnifying Party shall authorize the Indemnified Party to employ separate counsel at the expense of the Indemnifying Party. The Indemnified Party shall not settle any such claim or litigation without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

          7.7  Other Registration Rights. Nothing herein contained shall
               -------------------------
prohibit or affect the Company's right to grant registration on a parity with or rights junior to the registration rights herein contained to any other persons.

          7.8  Information by Holders. The Holders of Registrable Securities
               ----------------------
included in any registration shall furnish to the Company in writing such information regarding such Holders and the distribution proposed by such Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

          7.9  Rule 144 Reporting. With a view to making available the benefits
               ------------------
of certain rules and regulations of the Commission which may at any time permit the sale of the Capital Stock to the public without registration, at all times after 90 days after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public, the Company agrees to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

               (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

               (c) Furnish to each Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing that Holder to sell any such securities without registration.

          7.10 Market Stand-off Agreement. The Holders, if requested by the
               --------------------------
Company and an underwriter of the Company's securities, shall agree not to sell or otherwise transfer or dispose of any Capital Stock during the 120-day period following the effective date of the first Registration Statement (except for any securities of the Company sold pursuant to such Registration Statement) of the Company filed under the Securities Act; provided, that all Holders holding more
                                        --------
than three percent (3%) of the outstanding Capital Stock enters into similar agreements. Such agreement shall be in writing in form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of this 120-day period.


          7.11 Transfer Restrictions. The transfer restrictions contained in
               ---------------------
Section 1 of this Agreement shall not apply to any offering of Shares pursuant to this Section 7.

     8.   Future Financings.
          -----------------

          8.1  Right of First Refusal. The Company grants to each of the
               -----------------------
Shareholders the right of first refusal to purchase its pro-rata share (as defined below) of any equity securities of the Company, including shares of Capital Stock or securities of any type convertible into, or entitling the holder thereof to purchase shares of, Capital Stock, proposed to be issued by the Company subsequent to the date hereof (such securities being hereafter referred to in this Section 8 only as the "Proposed Securities"). A
                                           -------------------
Shareholder's "pro-rata share" shall be that portion of the Proposed Securities
               --------------
proposed to be issued which bears the same relation to all of the Proposed Securities proposed to be issued as the shares of Capital Stock held by such Shareholder bear to all the outstanding shares of the Capital Stock (assuming the conversion of all outstanding securities which are convertible into Capital Stock), all determined immediately prior to the offering of the Proposed Securities. For purposes of computing a Shareholder's pro-rata share, each Shareholder shall be deemed to be the owner of all Securities transferred to any person or entity pursuant to Section 1.4 hereof.

          8.2  Notice. In the event that the Company proposes to undertake an
               ------
issue of Proposed Securities, it shall deliver to each Shareholder written notice of its intention, describing such, Securities, specifying such Shareholder's pro-rata share and stating the purchase price and other terms upon which it proposes to issue the same (the "Option Notice"). For a period of 15
                                          -------------
days from the receipt of the Option Notice, each Shareholder (or any affiliate, of such Shareholder to whom such Shareholder has assigned such right) shall have the right to elect, by written notice to the Company, to purchase (i) all or any portion of such Shareholder's pro-rata share of the Proposed Securities described in the Option Notice and (ii) all or any part of the pro-rata share of any other Shareholder to the extent that such other Shareholder (and its assignee affiliates) do not elect to purchase such Shareholder's full pro-rata share, upon the terms and conditions specified in the option Notice. If the Shareholders (and such affiliates) who elect to purchase their full pro-rata shares also elect to purchase in the aggregate more than 100% of the Proposed Securities referred to in clause (ii) of the preceding sentence, the Proposed Securities referred to in clause (ii) of the preceding sentence will be sold to such Shareholders (and such affiliates) in accordance with such Shareholders' respective pro-rata shares; provided, however that no such Shareholder (or
                            --------  -------
affiliate) may purchase a greater number of such Proposed Securities than the amount which such Shareholder (or affiliate) elects to purchase pursuant to clause (ii) of the preceding sentence. In the event the Shareholders (and such affiliates) fail to exercise their rights of first refusal within the specified period, or the Shareholders (and such affiliates) elect to acquire less than their aggregate pro-rata shares pursuant to the exercise of such right, then, during the 180 day period following the expiration of such 15 day period, the Company may sell, free of any right of first refusal on the Shareholders' part, the portion of the Shareholders' pro-rata shares not purchased pursuant to such right of first refusal, upon the same terms specified in the option Notice. Any Proposed Securities purchased by an affiliate of such Shareholder to whom such Shareholder has assigned rights pursuant to this
Section 9 shall be deemed to have been purchased by, and to be held by, such Shareholder.

          8.3  Exceptions. The right of first refusal granted under this Section
               ----------
8 shall not apply to (i) the issuance of Capital Stock pursuant to an employee benefit plan approved by the Company's Board of Directors; (ii) any Proposed Securities issued pursuant to a resolution duly adopted by the Company's Board of Directors (or pursuant to a written consent to action in lieu of a meeting) stating substantially to the effect that the right of first refusal provisions contained in this Agreement shall be inapplicable to such issuance; (iii) any Proposed Securities offered in an underwritten public offering; (iv) any Proposed Securities issued pursuant to the acquisition by the Company of another corporation, business entity or assets thereof which has been approved by the Board of Directors; (v) the issuance of Proposed Securities upon a stock split or stock dividend with respect to the Capital Stock; and (vi) any Proposed Securities issued pursuant to employment agreements with executive officers of the Company, so long as such Proposed Securities do not have a value exceeding $50,000. Such right of first refusal shall expire and thereafter be of no force and effect as to any Shareholder which shall not have purchased its pro rata share of the next prior issue of Securities as to which this Section 8 applied.

     9.   Standstill Agreement No Shareholder shall acquire an amount of Equity
          --------------------
Securities of the Company which, on an as-converted basis, would result in such Shareholder owning 50% or more of the Series A Common Stock of the Company or any other series of voting common stock of the Company. For purposes of this
Section 9, the term Shareholder shall include any equity interest in the Company held by the Shareholder, an Affiliate, spouse and his or her descendants. The term "Equity Securities" shall mean (i) any series of Common Stock, Preferred
      -----------------
Stock or other equity security of the Company, (ii) any security convertible, with or without consideration, into any series of Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

     10.  Specific Performance. The parties hereto hereby declare that it is
          --------------------
impossible to measure in money the damages which will accrue to a party hereto by reason of a failure to perform any of the obligations under this Agreement. Therefore, if any party hereto shall institute any action or proceeding to enforce the provisions hereof, any person (including the Company) against whom such action or proceeding is brought hereby waives all claims or defenses therein that such party has an adequate remedy at law and such person shall not urge in any such action or proceeding the claim or defense that such remedy at law exists.

     11.  Notices. Any and all notices, designations, consents offers,
          -------
acceptances, or any other communication provided for herein shall be given in writing by personal delivery to the person entitled to receive said notice, or by certified mail or overnight courier service., and shall be addressed, in the care of the Company, to its office at 7711 Carondelet Avenue, St. Louis, MO 63105; and, in the case of any Shareholder, to such Shareholder's address set forth in the stock records of the Company, or to such other address as may be designated in writing by such Shareholder. Any such notice shall be deemed effective when personally delivered, if delivered personally, or three
(3) business days after mailing, if mailed, or one business day after delivery to the courier, if delivered by overnight courier service.

     12.  Effect of Invalid Provision; Governing Law. The invalidity or
          ------------------------------------------
unenforceability of any particuiar provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted. This Agreement shall be governed under the internal laws of the State of Delaware regardless of such State's conflict of law provisions or principles.


     13.  Benefit, Subsequent Shareholders. This Agreement shall be binding upon
          --------------------------------
and shall operate for the benefit of the parties hereto, and their respective successors, assigns, executors and administrators. The Company shall not hereafter issue any Securities unless the proposed transferee executes a counterpart of this Agreement. Each party hereto agrees and consents to extend the benefits of this Agreement to any person (not presently a party hereto) to whom Securities are proposed to be transferred and who agrees to execute a counterpart of this Agreement.

     14.  Spouses. This Agreement shall be binding upon the spouse of any
          -------
Shareholder and any interest in the Securities which said spouse may possess. Such spouse has read this Agreement and consulted with counsel of his or her own choice regarding the effect of this Agreement upon the community or marital property rights of such spouse in the Securities. By executing this Agreement, such spouse agrees that his or her interest in the Securities shall be subject to this Agreement and, further, that no such spouse shall: (i) transfer any interest in the Securities separate or apart from a transfer by his or her spouse of his or her interest in the Securities; or (ii) be entitled to receive any notice required or permitted to be given hereunder separate or apart from such notice given to his or her spouse. Any Shareholder unmarried on the date hereof shall obtain from his or her spouse prior to marriage an executed counterpart of this Agreement.

     15.  Counterparts. This Agreement may be executed in one or more
          ------------
Counterparts no one of which need contain the signatures of all parties hereto, and, each of which shall be deemed an original; provided, however, that the total of such counterparts shall contain the signatures of all parties hereto.

     16.  Termination. This Agreement (except Sections 1.5 and 7 hereof) shall
          -----------
terminate and thereafter be of no force and effect (i) at such time as there is only one (1) Shareholder, (ii) upon the occurrence of the consummation of a sale to the public pursuant to an effective Registration Statement under the Securities Act covering any of the Company's Capital Stock or (iii) with the approval of (a) the Company and (b) Shareholders owning 80% or more of the outstanding capital stock of the Company; provided, however, that any two or
                                          --------  -------
more of SIP, Greylock and Cahill shall determine the approval for such purposes of SIP, Greylock and Cahill with respect to their Series

D Preferred Stock. Section 7 shall terminate upon the registration of all Registrable Securities.

     17.  Amendment. Neither this Agreement nor any provision hereof may be
          ---------
amended, modified, supplemented or waived, except by a written instrument executed by (i) the Company and (ii) Shareholders owning 80% or more of the outstanding capital stock of the Company; provided, however, that any two or
                                          --------  -------
more of SIP, Greylock and Cahill shall determine the concurrence for such purposes of SIP, Greylock and Cahill with respect to their Series D Preferred Stock.

     18.  Series D Class Vote. Any matter that requires a vote of the Series D
          -------------------
Holders as a class shall be determined as to such Series D Holders' class vote solely by the Series D Holders, and any two or more of SIP, Greylock and Cahill shall determine the vote of SIP, Greylock and Cahill with respect to their Series D Preferred Stock.

     19.  Conflicting Provisions. Except for Sections 1.5 and 4 hereof, any
          ----------------------
provision contained in the Company's Articles of Incorporation or By-laws which conflicts with any provisions of this Agreement, shall govern and control.

     20.  Severability. If any provision of this Agreement is held to be
          ------------
illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provisions shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance here from. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     21.  Amendment to 1993 Securities Purchase Agreement. The 1993 Securities
          -----------------------------------------------
Purchase Agreement is hereby amended as follows: Section 7.1, 7.2, 7.5, 7.7, 7.8, 7.9 and 7.10 are hereby deleted in their entirety.

     22.  Termination of 1993 Shareholder Agreement. The 1993 Shareholder
          -----------------------------------------
Agreement is hereby terminated and superseded by this Agreement with respect to each party as of the date such party executes this Agreement.

     23.  Amendment to Certain Subordinated Note Agreements. Each of those Sub
          -------------------------------------------------
Debt Agreements executed by the Company and the holders of Subordinated Debt is hereby amended by deleting the words "as part of the unit in which they are purchased hereunder and then" from the first sentence of Section 7(a) thereof.


                            [Signature pages follow]

     AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT SIGNATURE PAGE


IN WITNESS WHEREOF, the parties have executed this Agreement as of the date hereinabove set forth.

THE COMPANY:

         CENTENE CORPORATION

         By:    /s/ Michael F. Neidorff
              --------------------------
              Name:  Michael F. Neidorff
              Title: Chief Executive Officer and President





               [Shareholder signatures appear on subsequent pages]

SHAREHOLDERS:

CAHILL, WARNOCK STRATEGIC PARTNERS FUND, L.P.
By:  CAHILL WARNOCK STRATEGIC PARTNERS, L.P.,
     its General Partner


     By: /s/ Edward Cahill
         -----------------------------------
            Name:  Edward Cahill
            Title: a General Partner


STRATEGIC ASSOCIATES, L.P.
By:  CAHILL, WARNOCK & COMPANY, LLC, its
     General Partner


     By: /s/ Edward Cahill
         -----------------------------------
            Name:  Edward Cahill
            Title: Managing Member


STRATEGIC INVESTMENT PARTNERS LTD.


     By: /s/ Michael Neus
        ------------------------------------
            Name:  Michael Neus
            Title: Attorney-in-Fact

GREYLOCK LIMITED PARTNERSHIP


     By: ____________________________________
            Name:  Howard E. Cox, Jr.
            Title: a General Partner

SHAREHOLDERS:

CAHILL, WARNOCK STRATEGIC PARTNERS FUND, L.P.
By:  CAHILL WARNOCK STRATEGIC PARTNERS, L.P.,
     its General Partner


     By: ___________________________________
            Name:  Edward Cahill
            Title: a General Partner

STRATEGIC ASSOCIATES, L.P.
By:  CAHILL, WARNOCK & COMPANY, LLC, its
     General Partner

     By: ___________________________________
            Name:  Edward Cahill
            Title: Managing Member

STRATEGIC INVESTMENT PARTNERS LTD.


     By: ___________________________________
            Name:  Michael Neus
            Title: Attorney-in-Fact

GREYLOCK LIMITED PARTNERSHIP


     By: /s/ Howard E. Cox, Jr.
         -----------------------------------
            Name:  Howard E. Cox, Jr.
            Title: a General Partner

/s/ Samuel E. Bradt                         /s/ Nancy B. Bradt
----------------------------------          ------------------------------------
Samuel E. Bradt                             Nancy B. Bradt,
                                            his spouse

/s/ Raymond C. Brinn                        /s/ Charlotte Brinn
----------------------------------          ------------------------------------
Raymond C. Brinn                            Charlotte Brinn,
                                            his spouse


D.L. ASSOCIATES

By: /s/ Illegible
    ------------------------------
    authorized officer

/s/ Patrick T. Flanagan                     /s/ Karen Flanagan
----------------------------------          ------------------------------------
Patrick T. Flanagan                         Karen Flanagan,
                                            his spouse

/s/ Jerome M. Fritsch                       /s/ Jane Ann Fritsch
----------------------------------          ------------------------------------
Jerome M. Fritsch                           Jane Ann Fritsch,
                                            his spouse

/s/ Thomas M. Gazzana                       /s/ Nancy A. Gazzana
----------------------------------          ------------------------------------
Thomas M. Gazzana                           Nancy A. Gazzana,
                                            his spouse

/s/ Michael H. Guns
----------------------------------
Michael H. Guns

/s/ Dr. Edward Hutt                         /s/ Diane Hutt
----------------------------------          ------------------------------------
Dr. Edward Hutt                             Diane Hutt,
                                            his spouse

/s/ Robert J. Johannes                      /s/ Christine J. Johannes
----------------------------------          ------------------------------------
Robert J. Johannes                          Christine J. Johannes
                                            his spouse

/s/ Claire W. Johnson                       /s/ Majorie Johnson
----------------------------------          ------------------------------------
Claire W. Johnson                           Majorie Johnson,
                                            his spouse

/s/ William P. Jollie                       /s/ Joanie Ouellette,
------------------------------------        ------------------------------------
William P. Jollie                           Joanie Ouellette,
                                            his spouse



Marshall & Ilsley Trust Company for
Michael, Best & Friedrich Retirement
Plan, F/B/O
Tracey L. Klein

By: /s/ Illegible
    --------------------------------
    authorized officer

/s/ Elaine E. Laverenz                      /s/ Mark Laverenz
------------------------------------        ------------------------------------
Elaine E. Laverenz                          Mark Laverenz,
                                            her spouse


MANAGED HEALTH SERVICES, INC.


By: /s/ Richard Weiderhold, President
    --------------------------------
    authorized officer

/s/ Michael F. Neidorff                     /s/ Noemi K. Neidorff
------------------------------------        ------------------------------------
Michael F. Neidorff                         Noemi K. Neidorff,
                                            his spouse

/s/ Thomas 0. Pyle
------------------------------------
Thomas 0. Pyle

/s/ Suzanne Ring-Wagner                     /s/ Leo Wagner
------------------------------------        ------------------------------------
Suzanne Ring-Wagner                         Leo Wagner,
                                            her spouse

/s/ Leon K. Rusch                           /s/ Constance Bliss-Rusch
------------------------------------        ------------------------------------
Leon K. Rusch                               Constance Bliss-Rusch,
                                            his spouse

/s/ Kathleen A. Tordik                      /s/ Christopher J. Tordik
------------------------------------        ------------------------------------
Kathleen A. Tordik                          Christopher J. Tordik,
                                            her spouse

/s/Sandra S. Tunis                      /s/Ronald E. Tunis,
----------------------------------      ---------------------------------------
Sandra S. Tunis                         Ronald E. Tunis,
                                        her spouse

/s/ Richard P. Weiderhold               /s/ Barbra A. Weiderhold
----------------------------------      ---------------------------------------
Richard P. Weiderhold                   Barbra A. Weiderhold,
                                        his spouse